                                                           EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                             CELERITY SYSTEMS, INC.

      FIRST. The name of the corporation (the "Corporation") is Celerity Systems, Inc.

      SECOND. The address, including street, number, city and county of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, Delaware 19901, and the name of the Corporation's registered agent at such address is National Corporate Research, Ltd.

      THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Code").

      FOURTH. The total number of shares of capital stock that the Corporation has authority to issue is (i) fifteen million (15,000,000) shares of common stock with a par value of $0.001 per share ("Common Stock"); (ii) one million, three hundred and eighty-four thousand and three hundred and fifteen (1,384,315) shares of redeemable, convertible preferred stock with a par value of $0.01 per share ("Preferred Stock"), nine hundred and seventy-five thousand and eight hundred and thirty-six (975,836) of which shall be designated Series A Preferred Stock and four hundred and eight thousand and four hundred and seventy-nine (408,479) of which shall be designated Series B Preferred Stock; and (iii) three million (3,000,000) shares of Preferred Stock with a par value of $0.01 per share (the "Designation Preferred Stock"). The Designation Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but shall not be limited to, the determination of fixing of the following:

                        (a) The distinctive designation and number of shares
            constituting such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

                        (b) The dividend rate, if any, of such series or the
            method of determination thereof, the conditions and times upon which such dividends shall or may be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series thereof, or any other series of the same class, and whether dividends shall be cumulative or noncumulative;

                        (c) The conditions upon which the shares of such series
            shall be subject to redemption by the Corporation or the holder thereof and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

                        (d) Whether or not the shares of the series shall be
            subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                        (e) Whether or not the shares of the series shall be
            convertible into or exchangeable for shares of any other stock of the Corporation or any other securities and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                        (f) Whether or not the shares of the series shall have
            voting rights in addition to the voting rights provided by law, including whether or not the shares shall have cumulative voting rights, and, if so, subject to the limitations hereinafter set forth, the terms of such voting rights;

                        (g) The rights of the shares of the series in the event
            of voluntary or involuntary liquidation or dissolution, or upon the distribution of assets, of the Corporation; and

                        (h) Any other powers, preferences and relative,
            participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

                               A.  Common Stock

      1. Relative Rights of Preferred Stock and Common Stock. All designations, voting powers, preferences and relative participating, optional or other special rights of, and such qualifications, limitations and restrictions on, the Common Stock are expressly made subject and subordinate to those that are fixed with respect to any shares of the Preferred Stock.

      2. Voting Rights. Except as provided by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise expressly provided for herein or as required by law, the holder of shares of Preferred Stock and Common Stock shall be entitled to vote together as a single class on all matters.

      3. Dividends. Subject to the rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

      4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided herein or by law, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity, and distribute such payment to holders of Common Stock.

                              B.  Preferred Stock

      The designations, powers, preferences, rights and privileges of, and the qualifications, limitations and restrictions on, the Preferred Stock are as follows:

      1. Dividends. No dividends shall be declared and set aside for any share of the Preferred Stock; provided, however, that in the event the Board of Directors of the Corporation shall declare a dividend payable upon the outstanding shares of any class of Common Stock of the Corporation, other than a dividend to which the provisions of paragraph 4(e) or (f) apply, the holders of the Preferred Stock shall be entitled to the same amount of dividends per share of Preferred Stock as would be declared payable on the largest number of full shares of Common Stock into which each such share of Preferred Stock could be converted pursuant to the provisions of Section 4 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend.

      2. Liquidation, Dissolution or Winding Up.

      (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings, (i) an amount equal to the greater of (x) $1.55 per share in the case of the Series A Preferred Stock and $1.96 per share in the case of the Series B Preferred Stock, or (y) an amount equal to the redemption price per share which would have been payable pursuant to Section 5 had such holders of Preferred Stock been entitled to redeem their shares as of the effective date of such liquidation, dissolution or winding up and had elected to do so, plus (ii) all declared but unpaid dividends accrued through the date of such payment. If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Preferred Stock under the foregoing sentence shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to such holders under such sentence shall be distributed to such holders pro rata, so that each holder receives that portion of the assets available for distribution as the maximum total preferential distribution to such holder under the preceding sentence bears to the maximum total preferential distribution under the preceding sentence to all holders of shares of Preferred Stock then outstanding. After all payments shall have been made in full to all of the holders of Preferred Stock, or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of such holders so as to be available for such payment, any assets remaining available for distribution shall be distributed to the holders of the Common Stock, and no further distribution shall be made to the holders of shares of Preferred Stock.

      (b) A consolidation or merger of the Corporation (including a merger or consolidation in which the Corporation is the survivor but its Common Stock is exchanged for stock, securities or property of another entity), or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2; provided, however, that each holder of Preferred Stock shall have the right to elect the benefits of the provision of paragraph 4(a) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.

      (c) In the event of a liquidation, dissolution or winding up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of the Preferred Stock, the holders of the Preferred Stock shall be entitled to a distribution of cash and/or assets equal in value to the liquidation preference and other distribution rights stated in paragraph 2(a). In the event that such distribution to the holders of the Preferred Stock shall include any assets other than cash, the following provisions shall govern. The Board of Directors shall first determine the value of such assets for such purpose, and shall notify all holders of shares of Preferred Stock of such determination. The value of such assets for purposes of the distribution under this paragraph 2(c) shall be the value as determined by the Board of Directors in good faith and with due care, unless the holders of a majority of the outstanding shares of Preferred Stock shall object thereto in writing within 15 days after the date of such notice. In the event of such objection, the valuation of such assets for purposes of such distribution shall be determined by arbitration in which (i) the objecting stockholders shall name in their notice of objection one arbitrator, (ii) the Board of Directors shall name a second arbitrator within 15 days from the receipt of such notice, (iii) the two arbitrators thus selected shall select a third arbitrator, and (iv) the three arbitrators thus selected shall determine the valuation of such assets for purposes of such distribution by majority vote. The costs of such arbitration shall be borne by the Corporation and by the holders of the Preferred Stock (on a pro rata basis out of the assets otherwise distributable to them) as follows: (i) if the valuation as determined by the arbitrators is greater than 90% of the valuation as determined by the Board of Directors, the holders of the Preferred Stock shall pay the costs of the arbitration, and (ii) otherwise, the Corporation shall bear the costs of the arbitration.

      3. Voting Power.

      (a) Except as otherwise expressly provided herein or as required by law, the holder of each share of Preferred Stock shall be entitled to vote on all matters. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which such share of Preferred Stock is then convertible. Except as otherwise expressly provided herein (including without limitation the provisions of paragraph 3(b) below and Sections 6 and 7 hereof) or as required by law, the holders of shares of the Preferred Stock and the Common Stock shall vote together as a single class on all matters.

      (b) So long as at least 20% of the shares of the Preferred Stock originally issued shall remain outstanding, the number of directors of the Corporation shall be fixed at a number no greater than five, and the holders of the Preferred Stock shall be entitled to vote as a class separately from all other classes of stock of the Corporation in any vote for the election of directors of the Corporation, and shall be entitled to elect voting together as a single class, one member of the Corporation's Board of Directors, and the other directors shall be elected by the holders of Preferred Stock and Common Stock voting together in accordance with paragraph 3(a) above.

      4. Conversion. The holders of the Preferred Stock shall have the following conversion rights ("Conversion Rights").

      (a) Right to Convert. Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing One Dollar and Fifty-

Five Cents ($1.55) with respect to the Series A Preferred Stock, and One Dollar and Ninety-Six Cents ($1.96) with respect to the Series B Preferred Stock, by the applicable Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall initially be One Dollar and Fifty-Five Cents ($3.875) per share of Common Stock with respect to the Series A Preferred Stock, and One Dollar and Ninety-Six Cents ($4.90) per share with respect to the Series B Preferred Stock. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Preferred Stock is convertible, as hereinafter provided.

      (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon any of the following events: (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public in which proceeds to the Corporation, net of underwriting discounts and commissions, are at least $5,000,000 (in the event of which offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted that Preferred Stock until immediately prior to the closing of such offering), or (ii) the affirmative vote or written consent to such automatic conversion of holders of not less than seventy-five percent of the then outstanding shares of Preferred Stock. Each person who holds of record Preferred Stock immediately prior to such automatic conversion shall be entitled to all dividends which have accrued to the time of the automatic conversion, but not paid on the Preferred Stock, pursuant to Section 5 hereof. Such dividends shall be paid to all such holders within thirty (30) days of the automatic conversion.

      (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

      (d) Adjustments to Conversion Price for Diluting Issues:

            (i) Special Definitions. For purposes of this Section 4(d), the following definitions shall apply:

                  (1) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                  (2) "Original Issue Date" shall mean, with respect to the Series A Preferred Stock, the date on which a share of Series A Preferred Stock was first issued and, with respect to the Series B Preferred Stock, the date on which a warrant to purchase shares of Series B Preferred Stock was first issued.

                  (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock, but shall not include the Series B Warrants (as defined below).

                  (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                        (A) upon conversion of shares of Preferred Stock or upon exercise of warrants to purchase up to 408, 479 shares of Series B Preferred Stock (the "Series B Warrants");

                        (B) pursuant to the 1997 Stock Incentive Plan of the Corporation or to officers or employees of, or consultants to, the Corporation (not including Messrs. Glenn and Youssefi) with the approval of the Board of Directors of the Corporation, pursuant to share options or purchase rights for up to an aggregate of up to 482,323 shares of Common Stock; or

                        (C) by way of dividend or other distribution of shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A) and (B) or this clause (C) or on shares of Common Stock so excluded.

            (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which a series of the Preferred Stock is convertible shall be made, by adjustment in the Conversion Price of such series of Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for such series of

      Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Share.

            (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

                  (1) Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(d)(v) hereof), of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (A) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                        (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities:

                        (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (I) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                              (II) in the case of Options for Convertible
      Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                        (E) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                        (F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this subparagraph 4(d)(iii) as of the actual date of their issuance.

                  (2) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution of the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                        (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                        (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

            If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this subparagraph 4(d)(iii) as of the time of actual payment of such dividend.

            (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

            In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii), but excluding Additional Shares of Common Stock issued pursuant to Section 4(d)(iii)(2), which event is dealt with in Section 4(d)(vi) hereof) without consideration or for a consideration per share less than the Conversion Price of a series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price of such series shall be reduced concurrently with such issue in order to increase the number of shares of Common Stock into which the series of Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Preferred Stock or Convertible Securities), plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Preferred Stock or Convertible Securities), plus (2) the number of such Additional Shares of Common Stock so issued, provided that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate

      $0.01 or more.

            (v) Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (1) Cash and Property: Such consideration shall:

                        (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                        (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                        (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                  (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                  (x) the total amount, if any, received or receivable by the
            Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                  (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (vi) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidation of Common Stock.

                  (1) Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 4(d)(iii)(2) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

                  (2) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

            (vii) Adjustment for Merger or Reorganization, etc.

            In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or conveyance, and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

            (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all the such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

            (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
      Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

            (g) Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

            (h) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock.

            5. Redemption. The Corporation shall redeem outstanding shares of Preferred Stock pursuant to the request of the holders thereof in accordance with the following provisions:

            (a) Any holder of shares of Preferred Stock of any series may request redemption of, on or after April 1, 2000, (the "Redemption Date"), that number of shares as equals all or any part of the shares of Preferred Stock then held by him that remain outstanding, by giving written notice to the Corporation at least 120 days prior to the Redemption Date stating in such notice the number of shares to be redeemed. On the Redemption Date the Corporation shall redeem all shares as to which it has received requests for redemption from the holders thereof in accordance with the foregoing. Any redemption hereunder shall be at the redemption price set forth in paragraph 5(c). In the event that redemption pursuant to this Section 5 shall be unlawful in whole or in part for any reason, the obligation of the Corporation to make such redemption shall continue in effect without restriction as to date or year until such time or times as such redemption (or any portion thereof not yet made) shall no longer be unlawful, and the Corporation shall promptly make such redemption at such time as it becomes lawful, to the extent that it is lawful at that time.

            (b) In the event of the occurrence and declaration of any Event of Default (as defined in paragraph 6(a)), the Corporation shall promptly notify each holder of Preferred Stock then outstanding, that such holder shall be entitled to redeem, subject to the provisions of this paragraph 5(b), all or any part of such holder's shares of Preferred Stock on the date 120 days following the date of such notice. Any redemption under this paragraph 5(b) shall be at the redemption price set forth in paragraph 5(c). To exercise its option hereunder any holder of Preferred Stock shall give the Corporation written notice specifying the number of shares to be redeemed at least 30 days prior to the date fixed for redemption, and shall present and surrender the certificate or certificates for such shares (duly endorsed for transfer) to the Corporation at its principal office and thereupon the redemption price of such shares shall be paid to, or to the order of, the person whose name appears on such certificate or certificates as the owner thereof; provided, however, that the Corporation shall redeem shares of Preferred Stock hereunder only to the extent permitted by law, and if not all of the shares otherwise redeemable hereunder can be redeemed, redemptions shall be made on a pro rata basis in the same manner as set forth in paragraph 5(a).

            (c) The redemption price per share of Series A Preferred Stock redeemed pursuant to this Section 5 shall be $1.55, and the redemption price per shares of Series B Preferred Stock redeemed to this Section 5 shall be $1.96, the amount per share increasing on the first day of each April after April 1, 1995, by 12.00% annually (prorated for any redemption on a date other than April 1 and subject to appropriate adjustment for stock splits, reverse stock splits and similar recapitalization affecting the Preferred Stock).

            (d) Each holder of shares of the Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the principal office of the Corporation or such other place designated in writing by it, and thereupon the applicable redemption price for such shares as set forth in this Section 5 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired. If the number of shares represented by the certificate or certificates surrendered shall exceed the number of shares to be redeemed, the Corporation shall issue and deliver to the person entitled thereto a certificate or certificate representing the unredeemed balance of such shares.

            6. Crisis Voting Rights.

            (a) If any one or more of the following events shall occur and be continuing, that is to say: (i) if any amount required to be paid pursuant to paragraph 5(a) or 5(b) hereof are not paid within 15 days after the dates such payments are due; (ii) if the Corporation or any of its subsidiaries shall (a) admit in writing its inability to pay its debts generally as they become due,
(b) file a petition or answer a consent seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy or insolvency law or other similar law,
(c) consent to the institution of proceedings under any law listed in (b) above, or to the filing of any such petition or to the appointment or taking possession or a receiver, liquidator, assignee, trustee, custodian (or other similar official) of the Corporation or any such subsidiary or of any substantial part of their property, (d) fail generally to pay its debts as such debts become due, or take corporate action in furtherance of any such action, or (e) make an assignment for the benefit of its creditors; (iii) if a decree or order shall be entered by a court for relief in respect of the Corporation or any of its subsidiaries under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy or insolvency law or other similar law, or appointing a receiver, liquidator, assignee, trustee (or similar official) of the Corporation or any such subsidiary or of any substantial part of their property or ordering the winding-up or liquidation of their affairs and such decree or order shall not be vacated or set aside or stayed within a period of 60 days from the date of entry thereof; or (iv) if default shall be made in the performance or observance by the Corporation of any material condition, agreement, covenant or obligation set forth in Section 4 or 6 of the Stock Purchase Agreement among the Corporation and holders of the Series A Preferred Stock dated as of the date of purchase of the shares of Series A Preferred Stock (the"Purchase Agreement"), or in this Certificate of Incorporation or the by-laws of the Corporation, and such default is not cured within 30 days following notice thereof from any holder of Preferred Stock (or if such default is of a nature not capable of being cured within 30 days, the Corporation has not commenced and is not pursuing with due diligence curing such default), then, and in each and every case, the holders of not less than a majority in interest of the Preferred Stock may by vote at a meeting of stockholders or by written notice to the Corporation, declare the Corporation to be in default hereunder ("Event of Default") whereupon: (A) if such holders shall so specify in such vote or notice, all of the Preferred Stock shall immediately become redeemable and shall be redeemed by the Corporation in accordance with the provisions of paragraph 5 (b) hereof; and (B) if less than 80% of the outstanding Preferred Stock is redeemed under paragraph 5(b), the holders of Preferred Stock shall have the right, voting as a class separately from all other classes of the Corporation, to elect a number of directors of the Corporation which would entitle such holders to elect a majority of the members of the Corporation's Board of Directors, the remaining directors to be elected by the other classes of stock entitled to vote therefor. If and when such right of the holders of the Preferred Stock becomes operative, the maximum authorized number of members of the Board of Directors of the Corporation shall automatically be increased to the extent necessary to create such number of vacancies, to be filled only by vote of the holders of the Preferred Stock then outstanding as hereinabove set forth, as are required to permit the holders of the Preferred Stock to elect a majority of the members of such Board of Directors. Whenever such right of the holders of the Preferred Stock shall become operative, such right shall be exercised initially either at a special meeting of the holders of the Preferred Stock called as provided in paragraph 6(b) hereof or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings. In electing directors to be elected by the holders of the Preferred Stock pursuant to this
Section 6, each share of Preferred Stock shall be entitled to the number of votes determined as provided in paragraph 3(a) hereof. The right of the holders of the Preferred Stock voting together as a class separately from all other classes of stock, to elect the members of the Board of Directors of the Corporation as aforesaid, shall continue until such time as the Event of Default shall have been cured, at which time the right of the holders of the Preferred Stock to vote for directors shall be reduced to one director, as provided for in paragraph 3(b) hereof (subject to becoming operative again upon the occurrence of a subsequent Event of Default) and the maximum authorized number of members of the Board of Directors of the Corporation shall automatically be reduced if such number was increased at the time when the terminated voting right of the holders of the Preferred Stock became operative.

            (b) At any time when voting right of the holders of the Preferred Stock provided in paragraph 6(a) above shall have become operative and not have been exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of at least 20% of the shares of Preferred Stock then outstanding addressed to the secretary of the Corporation, call a special meeting of the holders of the Preferred Stock for the purpose of electing the additional director or directors to be elected by the holders of the Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for meetings of stockholders at such place in the continental United States as may be specified in such written request. If such meeting shall not be called by the proper officer of the Corporation within 20 days after the personal service of such written request upon the secretary of the Corporation, or within 20 days after mailing the same within the United States by registered or certified mail enclosed in a postage-paid envelope addressed to the secretary of the Corporation at its principal office, then the holders of record of at least 20% of the shares of Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for annual meetings of stockholders and shall be held at such place in the continental United States as may be specified in such notice.

            (c) Upon any termination pursuant to paragraph 6(a) of the right of the holders of the Preferred Stock to vote for directors as provided by paragraph 6(a) above, the term of office of any director then in office elected by the Preferred Stock pursuant to such paragraph shall terminate immediately. If the office of any director elected by the holders of the Preferred Stock becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, then subject to the procedures provided for in paragraph 6(b) above, the vacancy shall be filled by a person nominated by the remaining directors designated by the holders of the Preferred Stock entitled to vote for such director.

            7. Restrictions and Limitations. As long as at least 20% of the shares of Preferred Stock originally issued shall remain outstanding, the Corporation shall not, without the vote or written consent of the holders of seventy-five percent (75%) in voting power of the then outstanding shares of the Preferred Stock, voting together in accordance with paragraph 3(a) hereof:

            (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Preferred Stock, other than pursuant to Section 2 or 5 hereof;

            (ii) Purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock of any class or any other capital stock of the Corporation (other then the Preferred Stock): provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock issued pursuant to employee stock purchase or stock option plans or subject to stock repurchase agreements, provided that (unless the purchase is approved by the unanimous vote of the Board of Directors of the Corporation ) the repurchase price paid by the Corporation does not exceed the purchase price paid by such employee, pursuant to restrictive stock purchase agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment;

            (iii) Authorize or issue, or obligate itself to issue, any additional shares of Preferred Stock or any other equity security senior to or on a parity with the Preferred Stock as to liquidation preferences, dividend rights or voting rights:

            (iv) Increase or decrease (other than by issuance, redemption, or conversion as permitted herein) the total number of authorized shares of Preferred Stock;

            (v) Authorize any merger or consolidation of the Corporation with or into any other corporation or entity (except with or into a wholly-owned subsidiary of the Corporation ), or authorize the sale of substantially all of the assets of the Corporation: or

            (vi) Amend this Certificate of Incorporation or the by-laws of the Corporation in any manner which adversely affects the preferences, voting powers, qualifications, rights and privileges of any series of Preferred Stock.

            8. No Reissuance of Preferred Stock. No shares of the Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated for the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

            9. Notices of Record Date. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

            10. Other Rights. Except as otherwise provided in this Certificate of Incorporation, shares of Preferred Stock and shares of Common Stock shall be identical in all respects (each share of Preferred Stock having equivalent rights to the number of shares of Common Stock into which it is then convertible), shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

      FIFTH. The name and mailing address of the incorporator is Kenneth R. Koch, Esq., Squadron, Ellenoff, Plesent and Sheinfeld, LLP, 551 Fifth Avenue, New York, NY 10176.

      SIXTH. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

      SEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      EIGHTH. The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation except as and to the extent provided in the by-laws.

      NINTH. A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise, or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Paragraph C of this Article Ninth with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            B. The right to indemnification conferred in Paragraph A of this Article Ninth shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware Code so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article Ninth or otherwise.

            C. The rights to indemnification and to the advancement of expenses conferred in Paragraphs A and B of this Article Ninth shall be contract rights. If a claim under Paragraph A or B of this Article Ninth is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware Code, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware Code. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware Code, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article Ninth or otherwise, shall be on the Corporation.

            D. The rights to indemnification and to the advancement of expenses conferred in this Article Ninth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

            E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware Code.

            F. The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

            G. Any repeal or modification of the foregoing provisions of this Article Ninth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

      TENTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include, without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise, or other tax, including, without limitation, any of the foregoing incurred or assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article TENTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article TENTH, and neither the amendment or repeal of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article

TENTH, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article TENTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation the 12th day of August, 1997.



                                      /s/ Kenneth R. Koch, Esq.
                                    -----------------------------------
                                    Kenneth R. Koch, Esq., Incorporator

                                                                   EXHIBIT 3.1




                              CERTIFICATE OF CORRECTION
                              OF CELERITY SYSTEMS, INC.


    Celerity Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

    DOES HEREBY CERTIFY:

    1.   The name of the corporation is Celerity Systems, Inc.

    2. That a Certificate of Incorporation (the "Certificate") was filed by the Secretary of State of the State of Delaware on August 12, 1997 and that said certificate requires correction as permitted by subsection (f) of section 103 of The General Corporation Law of the State of Delaware.

    3.   The inaccuracy or defect of said certificate to be corrected is as
follows:   The Section Fourth(B)(4)(a) of the Certificate inaccurately stated in words the conversion prices of the Series A and Series B Preferred Stock, which are accurately stated in numbers.

    4.   Section Fourth(B)(4)(a) is corrected to read as follows:

   "4.   Conversion.  The holders of the Preferred Stock shall have the following conversion rights ("Conversion Rights").

    (a) Right to Convert. Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing One Dollar and Fifty-Five Cents ($1.55) with respect to the Series A Preferred Stock, and One Dollar and Ninety-Six Cents ($1.96) with respect to the Series B Preferred Stock, by the applicable Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall initially be Three Dollars and Eighty-Seven and One-Half Cents ($3.875) per share of Common Stock with respect to the Series A Preferred Stock, and Four

Dollars and Ninety Cents ($4.90) per share with respect to the Series B Preferred Stock. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Preferred Stock is convertible, as hereinafter provided."

    IN WITNESS WHEREOF, the Corporation has has caused this certificate to be signed by Kenneth D. Van Meter, president and CEO, this 30th day of October, 1997.



                             Celerity Systems, Inc.

                             By /s/ Kenneth D. Van Meter
                               ---------------------------------------------
                               Name:  Kenneth D. Van Meter
                               Title: President and Chief Executive Officer






                                        - 2 -